UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 23, 2012
Date of Report (Date of earliest event reported)

SHORETEL, INC.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-33506	77-0443568
(Commission file number)	(I.R.S. Employer Identification No.)

960 Stewart Drive, Sunnyvale, CA	94085
(Address of principal executive offices)	(Zip Code)

(408) 331-3300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 23, 2012, ShoreTel, Inc. (“ShoreTel”) completed its previously announced acquisition of M5 Networks, Inc. (“M5”) pursuant to the terms of an Agreement and Plan of Reorganization dated as of January 31, 2012 (the “Agreement”) by and among ShoreTel, its wholly owned subsidiaries, Mets Acquisition Corp. (“Sub I”) and Mets Acquisition II LLC (“Sub II”), M5 and Fortis Advisors LLC, as Effective Time Holders’ Agent.

The acquisition was accomplished by the merger of Sub I into M5, with M5 surviving the merger as a wholly owned subsidiary of ShoreTel and, as part of the same overall transaction, the subsequent merger of M5, as the surviving entity of the first merger, into Sub II, with Sub II surviving the second merger as a wholly owned subsidiary of ShoreTel (collectively, the “Merger”).

ShoreTel acquired all of the outstanding capital stock and other securities of M5 for 9,499,956 shares of ShoreTel’s common stock and cash payments totaling $80,605,260 (collectively, the “Consideration”), with the 9,499,956 shares of ShoreTel’s common stock and $59,417,544 of the cash payable to the M5 securityholders and $21,187,716 of the cash payable to satisfy M5's outstanding debt, certain transaction-related costs and bonus expenses incurred in connection with the Merger. Of the total consideration payable to the M5 securityholders in connection with the Merger, 20% will be held in escrow to secure the indemnification obligations of the M5 securityholders.

The description contained in Item 2.01 of certain terms of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 2.1, and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

On January 31, 2012, ShoreTel issued 9,499,956 shares of its common stock in connection with its acquisition of M5.  The shares were issued in reliance upon an exemption from registration available under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder.

Item 9.01.	Financial Statements and Exhibits

(a)
Financial Statements of Business Acquired.  Financial statements for M5 will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than 71 days after the date this Current Report on 8-K is required to be filed.

(b)
Pro Forma Financial Information.  Pro Forma financial information reflecting the effect of the Merger will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

2.1*
Agreement and Plan of Reorganization by and among ShoreTel, Mets Acquisition Corp., Mets Acquisition II LLC, M5 Networks, Inc. and Fortis Advisors LLC, as Effective Time Holders’ Agent, dated January 31, 2012 (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2011 filed on February 9, 2012).

*
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  ShoreTel hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ShoreTel, Inc.

Date: March 27, 2012	By:	/s/ Michael E. Healy
Name: Michael E. Healy
Title: Chief Financial Officer